Exhibit 99.2

Nerdy Announces Fourth Quarter 2024 Financial Results

Nerdy delivers fourth quarter revenue of $48.0 million and a non-GAAP adjusted EBITDA loss of $5.5 million, both above the high end of guidance ranges.

St. Louis, February 27, 2025 – Nerdy Inc. (NYSE: NRDY) today announced financial results for the fourth quarter and year ended December 31, 2024.

“Throughout 2024, Nerdy made substantial progress against our key objectives, including unifying our platforms and enhancing our marketplace technology, which has set the stage for our next phase of growth. We’ve recently launched several AI-powered products on our platform, and as we move into 2025, we’re excited to accelerate our focus on AI innovation. These advancements are driving us toward our vision of AI for HI®, or Artificial Intelligence for Human Interaction, enabling us to deliver exceptional support to Learners and Experts throughout their learning journey,” said Chuck Cohn, Founder, Chairman and Chief Executive Officer of Nerdy Inc.

Please visit the Nerdy investor relations website https://investors.nerdy.com. to view the Nerdy Q4 Shareholder Letter on the Quarterly Results Page.

Fourth Quarter Financial Highlights:

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Revenue Beats Top End of Guidance Range – In the fourth quarter, Nerdy delivered revenue of $48.0 million, above our guidance range of $44 to $47 million, which represented a decrease of 13% year-over-year from $55.1 million during the same period in 2023. Revenue declined primarily due to lower Institutional revenue, coupled with lower ARPM and Active Members in our Consumer business.

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Consumer Learning Memberships – Revenue recognized in the fourth quarter from Learning Memberships was $39.2 million and represented 82% of total Company revenue. There were 37.5K Active Members as of December 31, 2024.

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Institutional Strategy – In the fourth quarter, Institutional delivered revenue of $6.8 million and represented 14% of total Company revenue. Varsity Tutors for Schools executed 91 contracts, yielding $4.6 million of bookings. During the quarter, we successfully enabled access to the Varsity Tutors platform for an additional 0.6 million students, bringing the total to 5.0 million students at over 1,100 school districts as of December 31, 2024. Our strategy to introduce school districts to the platform and ultimately convert them to our fee-based offerings produced 43% of paid contracts and 36% of total bookings value in the fourth quarter.

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Gross Margin – Gross margin was 66.6% for the three months ended December 31, 2024, compared to a gross margin of 71.3% during the comparable period in 2023. The decrease in gross margin was primarily due to lower ARPM coupled with higher utilization of tutoring sessions across Learning Memberships in our Consumer business. We also implemented new Expert incentives during the fourth quarter that we believe will drive further engagement with our platform, and customer retention improvements.

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Adjusted EBITDA Loss Beats Top End of Guidance Range – Net loss was $15.7 million in the fourth quarter versus a net loss of $9.2 million during the same period in 2023. Excluding non-cash stock compensation expenses, which were treated as an adjustment for non-GAAP measures, non-GAAP adjusted net loss was $7.0 million for the fourth quarter of 2024 compared to non-GAAP adjusted net earnings of $2.2 million in the fourth quarter of 2023. We reported a non-GAAP adjusted EBITDA loss of $5.5 million for the fourth quarter of 2024, above our guidance of negative $7.0 million to negative $10.0 million in non-GAAP adjusted EBITDA. This compares to non-GAAP adjusted EBITDA of $3.0 million in the same period one year ago. Non-GAAP adjusted EBITDA improvements relative to guidance were driven by higher revenues coupled with benefits from AI enabled productivity and operating leverage improvements, partially offset by lower gross margin due to higher utilization of tutoring sessions across Learning Memberships in our Consumer business. Compared to last year, Non-GAAP adjusted EBITDA was lower primarily due to lower revenues and gross margin coupled with investments in the Varsity Tutors for Schools sales organization and product development to drive innovation and support our growth.

•	Liquidity and Capital Resources – With no debt and $52.5 million of cash on our balance sheet, we believe we have ample liquidity to fund the business and pursue growth initiatives.

First Quarter and Full Year 2025 Outlook: We are providing first quarter and full year revenue and adjusted EBITDA guidance for 2025.

-	Revenue Guidance: For the first quarter of 2025, we expect revenue in a range of $45 to $47 million. For the full year, we expect revenue in a range of $190 to $200 million.

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Non-GAAP Adjusted EBITDA Guidance: For the first quarter of 2025, we expect adjusted EBITDA in a range of negative $6 million to negative $8 million. For the full year, we expect adjusted EBITDA in a range of negative $8 million to negative $18 million.

-	Liquidity and Capital Resources: We expect to end the year with no debt and cash in the range of $35 to $40 million.

Webcast and Earnings Conference Call

Nerdy’s management will host a conference call to discuss its financial results on Thursday, February 27, 2025 at 5:00 p.m. Eastern Time. Interested parties in the U.S. may listen to the call by dialing 1-833-470-1428. International callers can dial 1-404-975-4839. The Access Code is 716743.

A live webcast of the call will also be available on Nerdy’s investor relations website at https://investors.nerdy.com. A replay of the webcast will be available on Nerdy’s website for one year following the event and a telephonic replay of the call will be available until March 6, 2025 by dialing 1-866-813-9403 from the U.S. or 1-929-458-6194 from all other locations, and entering the Access Code: 501480.

About Nerdy Inc.

Nerdy (NYSE: NRDY) is a leading platform for live online learning, with a mission to transform the way people learn through technology. The Company’s purpose-built proprietary platform leverages technology, including AI, to connect learners of all ages to experts, delivering superior value on both sides of the network. Nerdy’s comprehensive learning destination provides learning experiences across thousands of subjects and multiple formats—including Learning Memberships, one-on-one instruction, small group tutoring, large format classes, and adaptive assessments. Nerdy’s flagship business, Varsity Tutors, is one of the nation’s largest platforms for live online tutoring and classes. Its solutions are available directly to students and consumers, as well as through schools and other institutions. Learn more about Nerdy at https://www.nerdy.com.

Contact

Investor Relations

investors@nerdy.com

Forward-looking Statements

All statements contained herein that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding our strategic priorities, including those related to enhancing the Learning Membership experience; continued improvements in sales and marketing leverage; gross margin and operating leverage; the growth of our Institutional business; changes to our marketplace infrastructure systems; simplifying our operations model while growing our business; the sufficiency of our cash to fund future operations; and our anticipated quarterly and full year 2025 outlook; as well as statements that include the words “expect,” “plan,” “believe,” “project,” and “may,” and similar statements of a future or forward-looking nature.

The forward-looking statements made herein relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.

There are a significant number of factors that could cause actual results to differ materially from statements made herein or in connection herewith, including but not limited to, our offerings continue to evolve, which makes it difficult to predict our future financial and operating results; our history of net losses and negative operating cash flows, which could require us to need other sources of liquidity; risks associated with our ability to acquire and retain customers, operate, and scale up our Consumer and Institutional businesses; risks associated with our intellectual property, including claims that we infringe on a third-party’s intellectual property rights; risks associated with our classification of some individuals and entities we contract with as independent contractors; risks associated with the liquidity and trading of our securities; risks associated with payments that we may be required to make under the tax receivable agreement; litigation, regulatory and reputational risks arising from the fact that many of our Learners are minors; changes in applicable law or regulation; the possibility of cyber-related incidents and their related impacts on our business and results of operations; risks associated with the development and use of artificial intelligence and related regulatory uncertainty; the possibility that we may be adversely affected by other economic, business, and/or competitive factors; and risks associated with managing our rapid growth.

Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our filings with the SEC, including our Annual Report on Form 10-K filed on February 27, 2025, as well as other filings that we may make from time to time with the SEC.